Exhibit 99.1

Capital One Announces Full Redemption of Depositary Shares Representing Interests in Its Series G and Series H Preferred Stock

Full Redemption of Depositary Shares Representing Interests in its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series G and Series H

MCLEAN, Va., Oct. 18, 2021 -- Capital One Financial Corporation (NYSE: COF) (the “Company”) today announced that it will redeem all outstanding shares of its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series G, $0.01 par value per share ("Series G Preferred Stock"), and the corresponding depositary shares representing fractional interests in the Series G Preferred Stock ("Series G Depositary Shares").

The Series G Depositary Shares (NYSE: COF PRG, CUSIP: 14040H865), each representing a 1/40th interest in a share of Series G Preferred Stock, will be redeemed simultaneously with the redemption of the Series G Preferred Stock at a redemption price of $25 per depositary share (equivalent to $1,000 per share of preferred stock). All 24 million outstanding Series G Depositary Shares will be redeemed on December 1, 2021.

The Company also announced that it will redeem all outstanding shares of its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series H, $0.01 par value per share ("Series H Preferred Stock"), and the corresponding depositary shares representing fractional interests in the Series H Preferred Stock ("Series H Depositary Shares").

The Series H Depositary Shares (NYSE: COF PRH, CUSIP: 14040H840), each representing a 1/40th interest in a share of Series H Preferred Stock, will be redeemed simultaneously with the redemption of the Series H Preferred Stock at a redemption price of $25 per depositary share (equivalent to $1,000 per share of preferred stock). All 20 million outstanding Series H Depositary Shares will be redeemed on December 1, 2021.

When, as and if the payment of dividends on the outstanding shares of the Series G Preferred Stock and Series H Preferred Stock is declared by the Board of Directors of the Company, or an authorized committee thereof, such dividends will be paid separately on December 1, 2021 to holders of record of such series as of the date specified in such dividend declaration in the customary manner. Accordingly, the redemption price for the Series G Preferred Stock and Series H Preferred Stock will not include any accrued and unpaid dividends. On and after the redemption date, all dividends on the shares of Series G Preferred Stock and Series H Preferred Stock will cease to accrue.

The Series G Depositary Shares and Series H Depositary Shares are held through The Depository Trust Company ("DTC") and will be redeemed in accordance with the procedures of DTC. Payment to DTC for the Series G Depositary Shares and Series H Depositary Shares will be made by Computershare Trust Company, N.A., as redemption agent, in accordance with the Deposit Agreement that governs the Series G Depositary Shares or Series H Depositary Shares, respectively. The address for the redemption agent is as follows:

Computershare Trust Company, N.A.
Attn: Corporate Actions
150 Royall St.
Canton, MA 02021

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2020.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., and Capital One Bank (USA), N.A., had $306.3 billion in deposits and $423.4 billion in total assets as of June 30, 2021. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, Louisiana, Texas, Maryland, Virginia, New Jersey and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

Contacts

Investor Relations: Danielle Dietz (danielle.dietz@capitalone.com)

Media Relations: Sie Soheili (sie.soheili@capitalone.com)